HILLS BANK AND TRUST COMPANY

                           DEFERRED COMPENSATION PLAN




THIS AGREEMENT, entered into this 1st day of September, 1995, between Hills Bank and Trust Company, a Corporation organized under the laws of the State of Iowa (Employer) and Dwight O. Seegmiller (Employee).

In consideration of the agreements hereinafter contained, the parties hereto agree as follows:

1. The Employer agrees to provide the Employee with a deferred compensation arrangement in conjunction with his employment with the Employer.

2. (a) The Employee shall be given the opportunity to elect to reduce his salary by executing a salary reduction agreement on a form provided by the Employer. Said agreement shall be executed prior to the first pay period to which it is to be applicable, and shall specify the amount and method of reduction in the salary of the Employee. The agreement shall limit the annual amount that can be deferred into the plan by the employee to no more than fifteen percent of said Employee's stated compensation.

     (b) In addition to the amounts credited to this plan pursuant to paragraph 2(a) above, the Employer may elect to credit an additional amount to the plan. Said amount must be determined by the Employer prior to the end of the calendar year in which it is to be credited to the plan. It is the intent of the Employer to credit an amount into this plan equal to the benefit the Employee is not able to receive in the Employer's qualified plans due to statutory and administrative limitations.

3. (a) The Employer shall credit to a book reserve ("the deferred compensation account") any such amounts that the Employee elects to defer pursuant to paragraph 2(a) above and any additional amounts which the Employer elects to credit to the plan during the year pursuant to paragraph 2(b) above. Amounts to be credited pursuant to paragraph 2(a) shall be credited as of the last day of the month in which the salary reduction is made. Amounts to be credited pursuant to paragraph 2(b) shall be credited as of the date(s) designated by the Employer.

     (b) Other than the establishment of the deferred compensation account, the Employer shall not be required to set aside or in any way fund any amounts credited to the deferred compensation plan under this agreement. Such book reserve shall constitute an obligation on the part of the Employer that shall be satisfied only from the general assets of the Employer.

     (c) The deferred compensation account will be adjusted annually by a growth factor to be determined as follows:

            A. Amounts deferred by the Employee during the year shall accrue interest at a rate equal to the one year treasury constant maturity rate, adjusted on each June 30 and December 31. Such interest accruals shall be calculated from the last day of the month that the Employee's salary deferral is credited to the deferred compensation account up to December 31 of the year of such deferral.

                The account shall also be credited with interest, at the same rate, on any amounts paid to the Employee from the Employee's deferred compensation account during the year. Such interest shall be calculated from January 1 of the year of payment through the end of month prior to the month in which such payment to the Employee is made.

            B. The balance of the Employee's deferred compensation account as of January 1 of each year shall be adjusted as of December 31 of the same year by a factor representing the change in the S&P 500 Index for that year. The adjustment shall be calculated by multiplying the January 1 balance (less any payments made to the Employee during the year) by a ratio equal to the S&P Index at December 31 divided by the S&P Index as of the previous January 1.

                Such adjustment can be either positive or negative.

5. The value of the deferred compensation account shall constitute the entire amount of deferred compensation due to the Employee pursuant to this agreement.

6.    The benefits to be paid to the Employee shall be as follows:

     (a) In the event of termination of employment, for whatever reason, prior to the attainment of age 60, the value of the deferred compensation account shall be paid in full as soon as is administratively possible after the end of the calendar year of termination. If the value of the deferred compensation account at the end of the calendar year of termination is in excess of $100,000, the Employer shall have the option to pay fifty percent of the deferred compensation account as soon as administratively possible after the end of the calendar year of termination and to pay the balance of the account as soon as administratively possible after the end of the calendar year following the calendar year of termination. For this purpose, the value of the balance of the deferred compensation account after the initial payment shall be determined as of December 31 of the year after the year of termination.

      (b)   In the event of  termination  of  employment,  for whatever  reason, after the attainment of age 60, the deferred compensation account shall be paid in 10 annual installments commencing in the calendar year following the year of termination of employment. Each installment shall be determined by dividing the value of the deferred compensation account as of the end of the calendar year, by the number of installment payments remaining to be made. Payments made under this paragraph shall be made as soon as is administratively possible following the end of each calendar year.

            If the deferred compensation account decreases to less than $10,000 as of the end of any calendar year after payments under this paragraph have commenced, the Employer shall have the right to accelerate the payment of the remaining balance in a single lump-sum payment.

      (c) In the event that the Employee's employment is decreased to part-time status after the attainment of age 60, the Board shall have the right to commence distributions pursuant to paragraph (b) above as if the Employee has terminated employment in the year that his status changes to part-time. The Board shall have the right to elect to commence distribution by the end of any calendar year during or after the change in employment status with distributions beginning in the following year (but not later than the year the employee attains age 65). Once distributions have commenced under this paragraph they will continue pursuant to paragraph (b) regardless of subsequent changes in employment status.

      (d) If the Employee is still employed at age 65, payment shall commence pursuant to paragraph (b) above as if the Employee terminated employment in the year he reaches age 65.

7. In the event of the death of the Employee prior to the complete payment of benefits payable pursuant to this plan, payments will commence, or continue in favor of the beneficiary designated by the Employee to receive such payments. The beneficiary may be designated or changed (without the consent of any prior beneficiaries) by the Employee on a form provided by the Employer. If no such beneficiary has been designated by the Employee, or if no designated beneficiary shall survive the Employee, payments due pursuant to this plan shall be paid to the personal representative of the Employee's estate.

8. If payments are to be made to a beneficiary due to the death of the Employee, said beneficiary shall be given the option of naming a designated beneficiary.

9. Nothing contained in this agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee, his designated beneficiary or any other person. In the event that the Employer would decide to fund any obligation due under this agreement, such funds shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employer shall by virtue of the provisions contained in this agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer pursuant to this agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer.

10. The rights of the Employee or any other person to the payment of deferred compensation or other benefits under this agreement shall not be assigned, pledged or encumbered except by will or by the laws of descent and distribution.

11. All distributions made under this agreement shall be paid in cash, subject to any required federal or state tax withholding. The Employee shall not have the right to receive a distribution of shares of stock or any other property.

12. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employment of the Employer in any capacity.

13. The Employer shall have the full power and authority to interpret, construe and administer this Plan and the Employer's interpretation and construction thereof, and actions thereunder, including any valuation of the deferred compensation account, or the amount of or the recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes.

14. The Employer reserves the right to discontinue the Employee's option to elect a salary reduction amount at any time prior to the Employee's execution of salary reduction agreement.

15. This agreement shall be construed in accordance with and governed by the laws of the State of Iowa.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officers and employees as of the 1st day of September, 1995.


                                              HILLS BANK AND TRUST COMPANY


                                         By:



                                         By: /s/ Dwight O. Seegmiller
                                             -----------------------------------
                                             Employer
                                             Dwight O. Seegmiller
                                             Employee